Exhibit 99.1

THE PNC FINANCIAL SERVICES GROUP, INC.

FINANCIAL SUPPLEMENT

FOURTH QUARTER AND FULL YEAR 2010

(UNAUDITED)

THE PNC FINANCIAL SERVICES GROUP, INC.

FINANCIAL SUPPLEMENT

FOURTH QUARTER AND FULL YEAR 2010

(UNAUDITED)

Page
Consolidated Results:
Income Statement	1
Balance Sheet	2
Capital Ratios	2
Average Balance Sheet	3-4
Net Interest Margin	5
Loans and Loans Held for Sale	6
Nonperforming Assets	7-8
Accruing Loans Past Due	9
Purchase Accounting Accretion	10
Allowances for Credit Losses	11
Net Unfunded Commitments	11
Business Segment Results:
Descriptions	12
Income and Revenue	13
Period-end Employees	13
Retail Banking	14-15
Corporate & Institutional Banking	16
Asset Management Group	17
Residential Mortgage Banking	18
Distressed Assets Portfolio	19
Glossary of Terms	20-23

The information contained in this Financial Supplement is preliminary, unaudited and based on data available on January 20, 2011. We have reclassified certain prior period amounts to be consistent with the current period presentation, which we believe is more meaningful to readers of our consolidated financial statements. This information speaks only as of the particular date or dates included in the schedules. We do not undertake any obligation to, and disclaim any duty to, correct or update any of the information provided in this Financial Supplement. Our future financial performance is subject to risks and uncertainties as described in our United States Securities and Exchange Commission (SEC) filings.

BUSINESS

PNC is one of the largest diversified financial services companies in the United States and is headquartered in Pittsburgh, Pennsylvania. PNC has businesses engaged in retail banking, corporate and institutional banking, asset management, and residential mortgage banking, providing many of its products and services nationally and others in PNC's primary geographic markets located in Pennsylvania, Ohio, New Jersey, Michigan, Maryland, Illinois, Indiana, Kentucky, Florida, Virginia, Missouri, Delaware, Washington, D.C., and Wisconsin. PNC also provides certain products and services internationally.

SALE OF PNC GLOBAL INVESTMENT SERVICING

On July 1, 2010, we sold PNC Global Investment Servicing Inc. (GIS), a leading provider of processing, technology and business intelligence services to asset managers, broker-dealers and financial advisors worldwide, for $2.3 billion in cash pursuant to a definitive agreement entered into on February 2, 2010. The third quarter 2010 pretax gain related to this sale was $639 million, or $328 million after taxes. Results of operations of GIS, including the related after-tax gain on sale in the third quarter of 2010, totaled $373 million for 2010 and are presented as income from discontinued operations, net of income taxes, on our Consolidated Income Statement for all periods presented. Once we entered into the sales agreement, GIS was no longer a reportable business segment.

BLACKROCK SECONDARY COMMON STOCK OFFERING

During November 2010, BlackRock, Inc. (BlackRock) completed a secondary offering of 58.7 million shares of its common stock at a price per share of $163.00. Of the shares offered, 51.2 million common shares were offered by another BlackRock shareholder and 7.5 million common shares were offered by PNC. We recognized a pretax gain of $160 million in noninterest income during the fourth quarter of 2010 related to our sale of shares of BlackRock stock in this offering. The after-tax impact of this transaction was $102 million for the fourth quarter and full year 2010. The earnings per diluted share impact was $.19 for the fourth quarter and full year 2010. Although we elected to adjust our stake in BlackRock, we continue to consider our investment in BlackRock a key component of our diversified revenue strategy.

THE PNC FINANCIAL SERVICES GROUP, INC.

Consolidated Income Statement (Unaudited)

	Three months ended					Year ended
In millions, except per share data	December 31 2010	September 30 2010	June 30 2010	March 31 2010	December 31 2009	December 31 2010	December 31 2009
Interest Income
Loans	$1,962	$1,996	$2,158	$2,160	$2,160	$8,276	$8,919
Investment securities	602	592	572	623	643	2,389	2,688
Other	107	113	143	122	136	485	479

Total interest income	2,671	2,701	2,873	2,905	2,939	11,150	12,086

Interest Expense
Deposits	205	233	244	281	334	963	1,741
Borrowed funds	265	253	194	245	259	957	1,262

Total interest expense	470	486	438	526	593	1,920	3,003

Net interest income	2,201	2,215	2,435	2,379	2,346	9,230	9,083

Noninterest Income
Asset management	303	249	243	259	219	1,054	858
Consumer services	322	328	315	296	315	1,261	1,290
Corporate services	370	183	261	268	260	1,082	1,021
Residential mortgage	157	216	179	147	107	699	990
Service charges on deposits	132	164	209	200	236	705	950
Net gains on sales of securities	68	121	147	90	144	426	550
Net other-than-temporary impairments	(44)	(71)	(94)	(116)	(144)	(325)	(577)
Gains on BlackRock transactions (a)	160				1,076	160	1,076
Other	234	193	217	240	327	884	987

Total noninterest income	1,702	1,383	1,477	1,384	2,540	5,946	7,145

Total revenue	3,903	3,598	3,912	3,763	4,886	15,176	16,228
Provision For Credit Losses	442	486	823	751	1,049	2,502	3,930
Noninterest Expense
Personnel	1,032	959	959	956	969	3,906	4,119
Occupancy	194	177	172	187	180	730	713
Equipment	176	152	168	172	173	668	695
Marketing	70	81	65	50	59	266	233
Other	868	789	638	748	828	3,043	3,313

Total noninterest expense	2,340	2,158	2,002	2,113	2,209	8,613	9,073

Income from continuing operations before income taxes and noncontrolling interests	1,121	954	1,087	899	1,628	4,061	3,225
Income taxes	301	179	306	251	525	1,037	867

Income from continuing operations before noncontrolling interests	820	775	781	648	1,103	3,024	2,358
Income from discontinued operations (net of income taxes of zero, $311, $13, $14, $32, $338, and $54) (b)		328	22	23	4	373	45

Net income	820	1,103	803	671	1,107	3,397	2,403

Less: Net income (loss) attributable to noncontrolling interests	(3)	2	(9)	(5)	(37)	(15)	(44)
Preferred stock dividends	24	4	25	93	119	146	388
Preferred stock discount accretion and redemptions	1	3	1	250	14	255	56

Net income attributable to common shareholders	$798	$1,094	$786	$333	$1,011	$3,011	$2,003

Basic Earnings Per Common Share
Continuing operations	$1.52	$1.45	$1.45	$.62	$2.18	$5.08	$4.30
Discontinued operations		.63	.04	.05	.01	.72	.10

Net income	$1.52	$2.08	$1.49	$.67	$2.19	$5.80	$4.40
Diluted Earnings Per Common Share
Continuing operations	$1.50	$1.45	$1.43	$.61	$2.16	$5.02	$4.26
Discontinued operations		.62	.04	.05	.01	.72	.10

Net income	$1.50	$2.07	$1.47	$.66	$2.17	$5.74	$4.36
Average Common Shares Outstanding
Basic	524	523	524	498	460	517	454
Diluted	526	526	527	500	462	520	455

Efficiency	60%	60%	51%	56%	45%	57%	56%

Noninterest income to total revenue	44%	38%	38%	37%	52%	39%	44%

Effective tax rate (c)	26.9%	18.8%	28.2%	27.9%	32.2%	25.5%	26.9%

(a)	See “BlackRock Secondary Common Stock Offering” on the table of contents page of this Financial Supplement regarding our fourth quarter 2010 gain on the sale of a portion of our shares of BlackRock stock. On December 1, 2009, BlackRock acquired Barclays Global Investors in exchange for cash and BlackRock common and participating preferred stock. The after-tax impact of the increase in BlackRock’s equity resulting from the value of BlackRock shares issued in connection with this transaction to our net income was $687 million for the fourth quarter and full year 2009. The earnings per diluted share impact was $1.49 for the fourth quarter of 2009 and $1.51 million for full year 2009.
(b)	Includes results of operations for GIS through June 30, 2010 and the related after-tax gain on sale. We sold GIS effective July 1, 2010, resulting in a gain of $639 million, or $328 million after taxes, recognized during the third quarter of 2010. The earnings per diluted share impact of the gain on sale was $.62 for the third quarter of 2010 and $.63 for full year 2010.
(c)	The effective income tax rates are generally lower than the statutory rate due to the relationship of pretax income to tax credits and earnings that are not subject to tax. The lower effective tax rate for the third quarter of 2010 was primarily the result of receiving a favorable IRS letter ruling in July 2010 that resolved a prior tax position and resulted in a tax benefit of $89 million. The higher effective tax rate for the fourth quarter of 2009 resulted from the gain on the BlackRock/BGI transaction.

THE PNC FINANCIAL SERVICES GROUP, INC.

Consolidated Balance Sheet (Unaudited)

In millions, except par value	December 31 2010	September 30 2010	June 30 2010	March 31 2010	December 31 2009
Assets
Cash and due from banks (a)	$3,297	$3,724	$3,558	$3,563	$4,288
Federal funds sold and resale agreements (b)	3,704	2,094	2,209	1,367	2,390
Trading securities	1,826	955	882	1,595	2,124
Interest-earning deposits with banks (a)	1,610	415	5,028	607	4,488
Loans held for sale (b)	3,492	3,275	2,756	2,691	2,539
Investment securities (a)	64,262	63,461	53,717	57,606	56,027
Loans (a) (b)	150,595	150,127	154,342	157,266	157,543
Allowance for loan and lease losses (a)	(4,887)	(5,231)	(5,336)	(5,319)	(5,072)

Net loans	145,708	144,896	149,006	151,947	152,471
Goodwill	8,149	8,166	9,410	9,425	9,505
Other intangible assets	2,604	2,352	2,728	3,289	3,404
Equity investments (a)	9,220	10,137	10,159	10,256	10,254
Other (a) (b)	20,412	20,658	22,242	23,050	22,373

Total assets	$264,284	$260,133	$261,695	$265,396	$269,863

Liabilities
Deposits
Noninterest-bearing	$50,019	$46,065	$44,312	$43,122	$44,384
Interest-bearing	133,371	133,118	134,487	139,401	142,538

Total deposits	183,390	179,183	178,799	182,523	186,922
Borrowed funds
Federal funds purchased and repurchase agreements	4,144	4,661	3,690	5,511	3,998
Federal Home Loan Bank borrowings	6,043	7,106	8,119	8,700	10,761
Bank notes and senior debt	12,904	13,508	12,617	12,638	12,362
Subordinated debt	9,842	10,023	10,184	10,001	9,907
Other (a)	6,555	4,465	5,817	5,611	2,233

Total borrowed funds	39,488	39,763	40,427	42,461	39,261
Allowance for unfunded loan commitments and letters of credit	188	193	218	252	296
Accrued expenses (a)	3,188	3,134	2,757	2,939	3,590
Other (a)	5,192	5,194	8,504	7,787	7,227

Total liabilities	231,446	227,467	230,705	235,962	237,296

Equity
Preferred stock (c)
Common stock - $5 par value
Authorized 800 shares, issued 536, 536, 535, 535, and 471 shares	2,682	2,680	2,678	2,676	2,354
Capital surplus - preferred stock	647	646	646	645	7,974
Capital surplus - common stock and other	12,057	12,008	11,979	11,945	8,945
Retained earnings	15,859	15,114	14,073	13,340	13,144
Accumulated other comprehensive income (loss)	(431)	146	(442)	(1,288)	(1,962)
Common stock held in treasury at cost: 10, 10, 10, 9, and 9 shares	(572)	(552)	(557)	(500)	(513)

Total shareholders’ equity	30,242	30,042	28,377	26,818	29,942
Noncontrolling interests	2,596	2,624	2,613	2,616	2,625

Total equity	32,838	32,666	30,990	29,434	32,567

Total liabilities and equity	$264,284	$260,133	$261,695	$265,396	$269,863

Capital Ratios
Tier 1 common (d)	9.8%	9.6%	8.3%	7.9%	6.0%
Tier 1 risk-based (d)	12.1	11.9	10.7	10.3	11.4
Total risk-based (d)	15.6	15.6	14.3	13.9	15.0
Leverage (d)	10.3	9.9	9.1	8.8	10.1
Common shareholders’ equity to assets	11.2	11.3	10.6	10.0	8.2

(a)	Amounts include consolidated variable interest entities. Some 2010 amounts include consolidated variable interest entities that we consolidated effective January 1, 2010 based on guidance in ASC 810, Consolidation. Our 2010 Form 10-K will include additional information regarding these items. Also includes our equity interest in BlackRock under Equity investments.
(b)	Amounts include assets for which PNC has elected the fair value option. Our third quarter 2010 Form 10-Q included, and our 2010 Form 10-K will include, additional information regarding these items.
(c)	Par value less than $.5 million at each date.
(d)	The ratio as of December 31, 2010 is estimated.

THE PNC FINANCIAL SERVICES GROUP, INC.

Average Consolidated Balance Sheet (Unaudited)

	Three months ended					Year ended
In millions	December 31 2010	September 30 2010	June 30 2010	March 31 2010	December 31 2009	December 31 2010	December 31 2009
Assets
Interest-earning assets:
Investment securities
Securities available for sale
Residential mortgage-backed
Agency	$28,457	$22,916	$20,382	$21,926	$22,663	$23,437	$21,889
Non-agency	8,495	8,917	9,358	10,213	10,788	9,240	11,993
Commercial mortgage-backed	3,325	3,100	2,962	5,357	5,053	3,679	4,748
Asset-backed	2,824	2,436	1,695	1,992	1,927	2,240	1,963
US Treasury and government agencies	6,250	7,758	8,708	7,493	6,403	7,549	4,477
State and municipal	1,732	1,323	1,356	1,365	1,346	1,445	1,354
Other debt	3,618	3,092	2,526	1,874	1,948	2,783	1,327
Corporate stocks and other	418	472	446	457	362	448	398

Total securities available for sale	55,119	50,014	47,433	50,677	50,490	50,821	48,149
Securities held to maturity
Commercial mortgage-backed	4,311	4,130	4,264	2,110	2,006	3,711	1,990
Asset-backed	2,849	3,435	3,697	3,665	2,849	3,409	2,085
Other	10	9	21	160	159	49	71

Total securities held to maturity	7,170	7,574	7,982	5,935	5,014	7,169	4,146

Total investment securities	62,289	57,588	55,415	56,612	55,504	57,990	52,295
Loans
Commercial	54,065	53,502	54,349	55,464	55,633	54,339	61,183
Commercial real estate	18,555	19,847	20,963	22,423	23,592	20,435	24,775
Equipment lease financing	6,375	6,514	6,080	6,131	6,164	6,276	6,201
Consumer	54,741	55,036	54,939	55,349	52,911	55,015	52,368
Residential mortgage	16,145	16,766	18,576	19,397	19,891	17,709	21,116

Total loans	149,881	151,665	154,907	158,764	158,191	153,774	165,643
Loans held for sale	3,331	3,021	2,646	2,476	2,949	2,871	3,976
Federal funds sold and resale agreements	2,130	1,602	2,193	1,669	1,700	1,899	1,865
Other	6,164	9,801	9,419	7,471	12,654	8,215	14,708

Total interest-earning assets	223,795	223,677	224,580	226,992	230,998	224,749	238,487
Noninterest-earning assets:
Allowance for loan and lease losses	(5,039)	(5,290)	(5,113)	(5,136)	(4,517)	(5,144)	(4,316)
Cash and due from banks	3,516	3,436	3,595	3,735	3,657	3,569	3,648
Other	41,286	42,756	41,304	41,557	41,740	41,728	39,057

Total assets	$263,558	$264,579	$264,366	$267,148	$271,878	$264,902	$276,876

THE PNC FINANCIAL SERVICES GROUP, INC.

Average Consolidated Balance Sheet (Unaudited) (Continued)

	Three months ended					Year ended
In millions	December 31 2010	September 30 2010	June 30 2010	March 31 2010	December 31 2009	December 31 2010	December 31 2009
Liabilities and Equity
Interest-bearing liabilities:
Interest-bearing deposits
Money market	$58,436	$58,016	$58,679	$57,923	$56,298	$58,264	$55,326
Demand	25,388	25,078	24,953	24,672	24,223	25,025	23,477
Savings	7,221	7,092	7,075	6,623	6,381	7,005	6,495
Retail certificates of deposit	39,201	41,724	43,745	47,162	49,645	42,933	54,584
Other time	598	740	881	1,039	1,389	813	5,009
Time deposits in foreign offices	2,799	2,650	2,661	3,034	4,013	2,785	3,637

Total interest-bearing deposits	133,643	135,300	137,994	140,453	141,949	136,825	148,528
Borrowed funds
Federal funds purchased and repurchase agreements	4,552	4,179	4,159	4,344	4,046	4,309	4,439
Federal Home Loan Bank borrowings	6,168	7,680	8,575	9,603	10,880	7,996	14,177
Bank notes and senior debt	13,073	12,799	12,666	12,616	12,327	12,790	12,981
Subordinated debt	9,490	9,569	9,764	9,769	9,879	9,647	10,191
Other	4,947	4,886	6,005	5,934	2,448	5,438	2,345

Total borrowed funds	38,230	39,113	41,169	42,266	39,580	40,180	44,133

Total interest-bearing liabilities	171,873	174,413	179,163	182,719	181,529	177,005	192,661
Noninterest-bearing liabilities and equity:
Noninterest-bearing deposits	47,998	45,306	44,308	42,631	44,325	45,076	41,416
Allowance for unfunded loan commitments and letters of credit	193	218	251	295	324	239	328
Accrued expenses and other liabilities	10,506	12,687	10,446	10,401	13,353	11,015	12,179
Equity	32,988	31,955	30,198	31,102	32,347	31,567	30,292

Total liabilities and equity	$263,558	$264,579	$264,366	$267,148	$271,878	$264,902	$276,876

Supplemental Average Balance Sheet Information (Unaudited)

Deposits and Common Shareholders’ Equity
Interest-bearing deposits	$133,643	$135,300	$137,994	$140,453	$141,949	$136,825	$148,528
Noninterest-bearing deposits	47,998	45,306	44,308	42,631	44,325	45,076	41,416

Total deposits	$181,641	$180,606	$182,302	$183,084	$186,274	$181,901	$189,944

Transaction deposits	$131,822	$128,400	$127,940	$125,226	$124,846	$128,365	$120,219

Common shareholders’ equity	$29,729	$28,755	$27,054	$24,764	$21,726	$27,545	$20,022

THE PNC FINANCIAL SERVICES GROUP, INC.

Details of Net Interest Margin (Unaudited) (a)

	Three months ended
	December 31 2010	September 30 2010	June 30 2010	March 31 2010	December 31 2009
Average yields/rates
Yield on interest-earning assets
Loans	5.21%	5.24%	5.58%	5.50%	5.42%
Investment securities	3.91	4.15	4.17	4.44	4.67
Other	3.61	3.15	3.98	4.26	3.17
Total yield on interest-earning assets	4.76	4.82	5.13	5.17	5.07
Rate on interest-bearing liabilities
Deposits	.61	.68	.71	.81	.93
Borrowed funds	2.74	2.56	1.88	2.33	2.60
Total rate on interest-bearing liabilities	1.08	1.10	.98	1.16	1.30

Interest rate spread	3.68	3.72	4.15	4.01	3.77
Impact of noninterest-bearing sources	.25	.24	.20	.23	.28

Net interest margin (b)	3.93%	3.96%	4.35%	4.24%	4.05%

	Year ended
	December 31 2010	December 31 2009
Average yields/rates
Yield on interest-earning assets
Loans	5.42%	5.41%
Investment securities	4.16	5.18
Other	3.74	2.37
Total yield on interest-earning assets	5.00	5.10
Rate on interest-bearing liabilities
Deposits	.70	1.17
Borrowed funds	2.39	2.93
Total rate on interest-bearing liabilities	1.09	1.58

Interest rate spread	3.91	3.52
Impact of noninterest-bearing sources	.23	.30

Net interest margin (b)	4.14%	3.82%

(a)	Calculated as annualized taxable-equivalent net interest income divided by average earning assets. The interest income earned on certain earning assets is completely or partially exempt from federal income tax. As such, these tax-exempt instruments typically yield lower returns than taxable investments. To provide more meaningful comparisons of yields and margins for all earning assets in calculating net interest margins, in this table we use net interest income on a taxable-equivalent basis by increasing the interest income earned on tax-exempt assets to make it fully equivalent to interest income earned on taxable investments. This adjustment is not permitted under GAAP in the Consolidated Income Statement. The taxable-equivalent adjustments to net interest income for the three months ended December 31, 2010, September 30, 2010, June 30, 2010, March 31, 2010, and December 31, 2009 were $22 million, $22 million, $19 million, $18 million, and $18 million, respectively. The taxable-equivalent adjustments to net interest income for the year ended December 31, 2010 and December 31, 2009 were $81 million and $65 million, respectively.
(b)	A reconciliation of net interest margin to provision-adjusted net interest margin follows. We believe that provision-adjusted net interest margin, a non-GAAP measure, is useful as a tool to help evaluate the amount of credit related risk associated with interest-earning assets.

	Three months ended
	December 31 2010	September 30 2010	June 30 2010	March 31 2010	December 31 2009
Net interest margin, as reported	3.93%	3.96%	4.35%	4.24%	4.05%
Less: provision adjustment	.78	.86	1.47	1.34	1.80

Provision-adjusted net interest margin	3.15%	3.10%	2.88%	2.90%	2.25%

	Year ended
	December 31 2010	December 31 2009
Net interest margin, as reported	4.14%	3.82%
Less: provision adjustment	1.11	1.65

Provision-adjusted net interest margin	3.03%	2.17%

The adjustment represents annualized provision for credit losses divided by average interest-earning assets.

THE PNC FINANCIAL SERVICES GROUP, INC.

Details of Loans (Unaudited)

In millions	December 31 2010	September 30 2010	June 30 2010	March 31 2010	December 31 2009
Commercial
Retail/wholesale	$9,901	$9,752	$9,576	$9,557	$9,515
Manufacturing	9,334	9,519	9,728	9,863	9,880
Service providers	8,866	8,747	8,289	8,528	8,256
Real estate related (a)	7,500	7,398	7,269	7,379	7,403
Financial services	4,573	3,773	4,302	4,654	3,874
Health care	3,481	3,169	3,099	2,998	2,970
Other	11,522	10,830	11,969	11,724	12,920

Total commercial	55,177	53,188	54,232	54,703	54,818

Commercial real estate
Real estate projects	12,211	13,021	13,914	14,535	15,582
Commercial mortgage	5,723	6,070	6,450	7,415	7,549

Total commercial real estate	17,934	19,091	20,364	21,950	23,131

Equipment lease financing	6,393	6,408	6,630	6,111	6,202

TOTAL COMMERCIAL LENDING	79,504	78,687	81,226	82,764	84,151

Consumer
Home equity
Lines of credit	23,473	23,770	23,901	24,040	24,236
Installment	10,753	10,815	11,060	11,390	11,711
Education	9,196	8,819	8,867	8,320	7,468
Automobile	2,983	2,863	2,697	2,206	2,013
Credit card	3,920	3,883	3,967	4,012	2,569
Other	4,767	4,806	4,787	5,266	5,585

Total consumer	55,092	54,956	55,279	55,234	53,582

Residential real estate
Residential mortgage	15,292	15,708	16,618	17,599	18,190
Residential construction	707	776	1,219	1,669	1,620

Total residential real estate	15,999	16,484	17,837	19,268	19,810

TOTAL CONSUMER LENDING	71,091	71,440	73,116	74,502	73,392

Total (b)	$150,595	$150,127	$154,342	$157,266	$157,543

(a) Includes loans to customers in the real estate and construction industries.
(b) Includes purchased impaired loans related to National City:	$7,780	$8,130	$9,127	$9,673	$10,287

Details of Loans Held for Sale (Unaudited)

In millions	December 31 2010	September 30 2010	June 30 2010	March 31 2010	December 31 2009
Commercial mortgage	$1,207	$1,381	$1,239	$1,316	$1,301
Residential mortgage	1,890	1,786	1,336	1,158	1,012
Other	395	108	181	217	226

Total	$3,492	$3,275	$2,756	$2,691	$2,539

THE PNC FINANCIAL SERVICES GROUP, INC.

Details of Nonperforming Assets (Unaudited)

Nonperforming Assets by Type

In millions	December 31 2010	September 30 2010	June 30 2010	March 31 2010	December 31 2009
Nonperforming loans
Commercial
Retail/wholesale	$197	$219	$242	$246	$231
Manufacturing	250	266	312	341	423
Real estate related (a)	263	338	405	460	419
Financial services	16	36	60	77	117
Health care	50	59	55	48	41
Other	477	612	619	661	575

Total commercial	1,253	1,530	1,693	1,833	1,806

Commercial real estate
Real estate projects	1,422	1,562	1,661	1,797	1,754
Commercial mortgage	413	427	420	419	386

Total commercial real estate	1,835	1,989	2,081	2,216	2,140

Equipment lease financing	77	104	114	123	130

TOTAL COMMERCIAL LENDING	3,165	3,623	3,888	4,172	4,076

Consumer
Home equity	448	406	405	337	356
Other	35	38	25	35	36

Total consumer	483	444	430	372	392
Residential real estate
Residential mortgage	764	727	713	968	955
Residential construction	54	42	79	249	248

Total residential real estate	818	769	792	1,217	1,203

TOTAL CONSUMER LENDING	1,301	1,213	1,222	1,589	1,595

Total nonperforming loans (b) (c) (d) (e)	4,466	4,836	5,110	5,761	5,671

Foreclosed and other assets
Commercial lending	353	366	293	328	266
Consumer lending	482	467	501	451	379

Total foreclosed and other assets	835	833	794	779	645

Total nonperforming assets	$5,301	$5,669	$5,904	$6,540	$6,316

Nonperforming loans to total loans	2.97%	3.22%	3.31%	3.66%	3.60%
Nonperforming assets to total loans and foreclosed and other assets	3.50	3.76	3.81	4.14	3.99
Nonperforming assets to total assets	2.01	2.18	2.26	2.46	2.34
Allowance for loan and lease losses to nonperforming loans (e) (f)	109	108	104	92	89

(a)	Includes loans related to customers in the real estate and construction industries.
(b)	Loans whose contractual terms have been restructured in a manner which grants a concession to a borrower experiencing financial difficulties are considered troubled debt restructurings (TDRs). TDRs typically result from our loss mitigation activities and could include rate reductions, principal forgiveness, forbearance and other actions intended to minimize the economic loss and to avoid foreclosure or repossession of collateral. Total nonperforming loans include TDRs of $768 million at December 31, 2010, $595 million at September 30, 2010, $500 million at June 30, 2010, $385 million at March 31, 2010, and $440 million at December 31, 2009. Purchased impaired loans are excluded from TDRs.
(c)	TDRs returned to performing (accrual) status totaled $543 million at December 31, 2010 and are excluded from nonperforming loans. These loans have demonstrated a period of at least six months of performance under the modified terms.
(d)	Credit cards and certain small business and consumer credit agreements whose terms have been modified totaled $331 million at December 31, 2010 and are TDRs. However, since our policy is to exempt these loans from being placed on nonaccrual status as permitted by regulatory guidance as generally these loans are directly charged off in the period that they become 180 days past due, these loans are excluded from nonperforming loans.
(e)	Nonperforming loans do not include purchased impaired loans or loans held for sale.
(f)	The allowance for loan and lease losses includes impairment reserves attributable to purchased impaired loans. See page 10, note (a).

THE PNC FINANCIAL SERVICES GROUP, INC.

Details of Nonperforming Assets (Unaudited) (Continued)

Change in Nonperforming Assets

In millions	January 1, 2010 - December 31, 2010	October 1, 2010 - December 31, 2010	July 1, 2010 - September 30, 2010	April 1, 2010 - June 30, 2010	January 1, 2010 - March 31, 2010
Beginning balance	$6,316	$5,669	$5,904	$6,540	$6,316
Transferred in	5,279	1,125	1,369	1,011	1,774
Charge-offs/valuation adjustments	(2,071)	(467)	(452)	(532)	(620)
Principal activity including payoffs	(1,316)	(377)	(365)	(296)	(278)
Asset sales and transfers to held for sale	(1,446)	(410)	(351)	(420)	(265)
Returned to performing - TDRs	(543)	(118)	(96)	(112)	(217)
Returned to performing - Other	(918)	(121)	(340)	(287)	(170)

Ending balance	$5,301	$5,301	$5,669	$5,904	$6,540

Largest Individual Nonperforming Assets at December 31, 2010 (a)

In millions
Ranking	Outstandings	Industry
1	$35	Accommodation and Food Services
2	29	Real Estate and Rental and Leasing
3	23	Construction
4	23	Real Estate and Rental and Leasing
5	23	Real Estate and Rental and Leasing
6	22	Real Estate and Rental and Leasing
7	21	Real Estate and Rental and Leasing
8	20	Real Estate and Rental and Leasing
9	19	Information
10	19	Real Estate and Rental and Leasing

Total	$234

As a percent of total nonperforming assets			4%

(a)	Amounts shown are not net of related allowance for loan and lease losses, if applicable.

THE PNC FINANCIAL SERVICES GROUP, INC.

Accruing Loans Past Due (Unaudited)

Accruing Loans Past Due 30 To 89 Days (a)

	Amount					Percent of Outstandings
Dollars in millions	Dec. 31 2010	Sept. 30 2010	June 30 2010	March 31 2010	Dec. 31 2009	Dec. 31 2010	Sept. 30 2010	June 30 2010	March 31 2010	Dec. 31 2009
Commercial	$353	$293	$501	$622	$684	.64%	.55%	.93%	1.15%	1.26%
Commercial real estate	190	353	535	859	666	1.13	1.97	2.81	4.19	3.10
Equipment lease financing	39	10	21	97	128	.61	.16	.32	1.59	2.06
Consumer	444	430	419	440	438	.86	.83	.81	.85	.87
Residential real estate	333	347	392	464	472	2.68	2.70	2.92	3.14	3.12

Total	$1,359	$1,433	$1,868	$2,482	$2,388	.95	1.01	1.29	1.68	1.62

Accruing Loans Past Due 90 Days Or More (a)

	Amount					Percent of Outstandings
Dollars in millions	Dec. 31 2010	Sept. 30 2010	June 30 2010	March 31 2010	Dec. 31 2009	Dec. 31 2010	Sept. 30 2010	June 30 2010	March 31 2010	Dec. 31 2009
Commercial	$69	$90	$110	$201	$188	.13%	.17%	.20%	.37%	.35%
Commercial real estate	43	58	83	111	150	.26	.32	.44	.54	.70
Equipment lease financing	1	4	4	2	6	.02	.06	.06	.03	.10
Consumer	269	270	225	248	226	.52	.52	.43	.48	.45
Residential real estate	160	179	177	284	314	1.50	1.60	1.51	1.92	2.07

Total	$542	$601	$599	$846	$884	.39	.43	.42	.57	.60

Accruing Loans Past Due 30 To 59 Days (a)

	Amount		Percent of Outstandings
Dollars in millions	Dec. 31 2010	Dec. 31 2009	Dec. 31 2010	Dec. 31 2009
Commercial	$257	$488	.47%	.90%
Commercial real estate	128	461	.76	2.14
Equipment lease financing	37	106	.58	1.71
Consumer	293	283	.56	.57
Residential real estate	226	308	1.80	2.01

Total	$941	$1,646	.66	1.12

Accruing Loans Past Due 60 To 89 Days (a)

	Amount		Percent of Outstandings
Dollars in millions	Dec. 31 2010	Dec. 31 2009	Dec. 31 2010	Dec. 31 2009
Commercial	$96	$195	.17%	.36%
Commercial real estate	62	204	.37	.95
Equipment lease financing	2	22	.03	.35
Consumer	151	157	.29	.31
Residential real estate	107	164	.85	1.09

Total	$418	$742	.29	.50

(a)	Excludes loans that are government insured/guaranteed, primarily residential mortgages, and purchased impaired loans.

THE PNC FINANCIAL SERVICES GROUP, INC.

Purchase Accounting Accretion and Accretable Interest (Unaudited)

VALUATION OF PURCHASED IMPAIRED LOANS

	December 31, 2008		December 31, 2009		September 30, 2010		December 31, 2010
Dollars in billions	Balance	Net Investment	Balance	Net Investment	Balance	Net Investment	Balance		Net Investment
Commercial and commercial real estate loans:
Unpaid principal balance	$6.3		$3.5		$2.2		$1.8
Purchased impaired mark	(3.4)		(1.3)		(.7)		(.4)

Recorded investment	2.9		2.2		1.5		1.4
Allowance for loan losses			(.2)		(.3)		(.3)

Net investment	2.9	46%	2.0	57%	1.2	55%	1.1		61%

Consumer and residential mortgage loans:
Unpaid principal balance	15.6		11.7		8.4		7.9
Purchased impaired mark	(5.8)		(3.6)		(1.8)		(1.5)

Recorded investment	9.8		8.1		6.6		6.4
Allowance for loan losses			(.3)		(.6)		(.6)

Net investment	9.8	63%	7.8	67%	6.0	71%	5.8		73%

Total purchased impaired loans:
Unpaid principal balance	21.9		15.2		10.6		9.7
Purchased impaired mark	(9.2)		(4.9)		(2.5)		(1.9)

Recorded investment	12.7		10.3		8.1		7.8
Allowance for loan losses			(.5)		(.9)		(.9	)(a)

Net investment	$12.7	58%	$9.8	64%	$7.2	68%	$6.9		71%

PURCHASE ACCOUNTING ACCRETION

	Three months ended			Years Ended
In millions	December 31 2009	September 30 2010	December 31 2010	December 31 2009	December 31 2010
Non-impaired loans	$111	$70	$73	$773	$366
Impaired loans	244	187	175	914	885
Reversal of contractual interest on impaired loans	(168)	(138)	(121)	(752)	(529)

Net impaired loans	76	49	54	162	356
Securities	21	15	15	118	54
Deposits	189	122	112	996	545
Borrowings	(55)	(42)	(43)	(250)	(155)

Total	$342	$214	$211	$1,799	$1,166

Cash received in excess of recorded investment from sales or payoffs of impaired commercial loans (cash recoveries)	$154	$111	$133	$204	$483

REMAINING PURCHASE ACCOUNTING ACCRETION

In billions	December 31 2008	December 31 2009	September 30 2010	December 31 2010
Non-impaired loans	$2.4	$1.6	$1.3	$1.2
Impaired loans (b)	3.7	3.5	2.3	2.2

Total loans (gross)	6.1	5.1	3.6	3.4
Securities	.2	.1	.1	.1
Deposits	2.1	1.0	.6	.5
Borrowings	(1.5)	(1.2)	(1.1)	(1.1)

Total	$6.9	$5.0	$3.2	$2.9

ACCRETABLE NET INTEREST - PURCHASED IMPAIRED LOANS

In billions		In billions		In billions
October 1, 2010	$2.3	January 1, 2010	$3.5	January 1, 2009	$3.7
Accretion	(.2)	Accretion	(.9)	Accretion	(1.8)
Cash recoveries	(.2)	Cash recoveries	(.5)	Cash recoveries	(.7	)(a)
Net reclass to accretable difference and other activity	.3	Net reclass to accretable difference and other activity	.1	Net reclass to accretable difference and other activity	1.0	(a)

December 31, 2010	$2.2	December 31, 2010	$2.2	December 31, 2010	$2.2

(a)	Impairment reserves of $.9 billion at December 31, 2010 reflect impaired loans with further credit quality deterioration since acquisition. This deterioration was more than offset by cash received to date in excess of recorded investment of $.7 billion and the net reclassification to accretable net interest, to be recognized over time, of $1.0 billion.
(b)	Adjustments include purchase accounting accretion, reclassifications from non-accretable to accretable net interest as a result of increases in estimated cash flows, and reductions in the accretable amount as a result of the identification of additional purchased impaired loans as of the National City acquisition close date of December 31, 2008.

THE PNC FINANCIAL SERVICES GROUP, INC.

Allowances for Loan and Lease Losses and Unfunded Loan Commitments and Letters of Credit, and

Net Unfunded Commitments (Unaudited)

Change in Allowance for Loan and Lease Losses

Three months ended - in millions	December 31 2010	September 30 2010	June 30 2010	March 31 2010	December 31 2009
Beginning balance	$5,231	$5,336	$5,319	$5,072	$4,810
Charge-offs:
Commercial	(331)	(310)	(313)	(273)	(380)
Commercial real estate	(181)	(102)	(149)	(238)	(260)
Equipment lease financing	(29)	(12)	(43)	(36)	(34)
Consumer	(259)	(285)	(283)	(242)	(267)
Residential real estate	(124)	(47)	(197)	(38)	(83)

Total charge-offs	(924)	(756)	(985)	(827)	(1,024)
Recoveries:
Commercial	71	80	78	65	87
Commercial real estate	20	14	10	33	15
Equipment lease financing	18	13	13	12	10
Consumer	25	28	31	26	27
Residential real estate	(1)	7	13		50

Total recoveries	133	142	145	136	189
Net charge-offs:
Commercial	(260)	(230)	(235)	(208)	(293)
Commercial real estate	(161)	(88)	(139)	(205)	(245)
Equipment lease financing	(11)	1	(30)	(24)	(24)
Consumer	(234)	(257)	(252)	(216)	(240)
Residential real estate	(125)	(40)	(184)	(38)	(33)

Total net charge-offs	(791)	(614)	(840)	(691)	(835)
Provision for credit losses	442	486	823	751	1,049
Acquired allowance adjustments (a)		(2)		2	20
Adoption of ASU 2009-17, Consolidations				141
Net change in allowance for unfunded loan commitments and letters of credit	5	25	34	44	28

Ending balance	$4,887	$5,231	$5,336	$5,319	$5,072

Supplemental Information
Net charge-offs to average loans (for the three months ended) (annualized)	2.09%	1.61%	2.18%	1.77%	2.09%
Allowance for loan and lease losses to total loans	3.25	3.48	3.46	3.38	3.22

Commercial lending net charge-offs	$(432)	$(317)	$(404)	$(437)	$(562)
Consumer lending net charge-offs	(359)	(297)	(436)	(254)	(273)

Total net charge-offs	$(791)	$(614)	$(840)	$(691)	$(835)

Net charge-offs to average loans
Commercial lending	2.17%	1.57%	1.99%	2.11%	2.61%
Consumer lending	2.01	1.64	2.38	1.38	1.49

(a)	Related to our December 31, 2008 National City acquisition.

Change in Allowance for Unfunded Loan Commitments and Letters of Credit

Three months ended - in millions	December 31 2010	September 30 2010	June 30 2010	March 31 2010	December 31 2009
Beginning balance	$193	$218	$252	$296	$324
Net change in allowance for unfunded loan commitments and letters of credit	(5)	(25)	(34)	(44)	(28)

Ending balance	$188	$193	$218	$252	$296

Net Unfunded Commitments
In millions	December 31 2010	September 30 2010	June 30 2010	March 31 2010	December 31 2009
Net unfunded commitments	$95,805	$97,147	$95,775	$96,363	$100,795

THE PNC FINANCIAL SERVICES GROUP, INC.

Business Segment Descriptions (Unaudited)

Retail Banking provides deposit, lending, brokerage, trust, investment management, and cash management services to consumer and small business customers within our primary geographic markets. Our customers are serviced through our branch network, call centers and the internet. The branch network is located primarily in Pennsylvania, Ohio, New Jersey, Michigan, Maryland, Illinois, Indiana, Kentucky, Florida, Virginia, Missouri, Delaware, Washington, D.C., and Wisconsin.

Corporate & Institutional Banking provides lending, treasury management, and capital markets-related products and services to mid-sized corporations, government and not-for-profit entities, and selectively to large corporations. Lending products include secured and unsecured loans, letters of credit and equipment leases. Treasury management services include cash and investment management, receivables management, disbursement services, funds transfer services, information reporting, and global trade services. Capital markets-related products and services include foreign exchange, derivatives, loan syndications, mergers and acquisitions advisory and related services to middle-market companies, our multi-seller conduit, securities underwriting, and securities sales and trading. Corporate & Institutional Banking also provides commercial loan servicing, and real estate advisory and technology solutions for the commercial real estate finance industry. Corporate & Institutional Banking provides products and services generally within our primary geographic markets, with certain products and services offered internationally.

Asset Management Group includes personal wealth management for high net worth and ultra high net worth clients and institutional asset management. Wealth management products and services include financial planning, customized investment management, private banking, tailored credit solutions and trust management and administration for individuals and their families. Institutional asset management provides investment management, custody, and retirement planning services. The institutional clients include corporations, foundations and unions and charitable endowments located primarily in our geographic footprint.

Residential Mortgage Banking directly originates primarily first lien residential mortgage loans on a nationwide basis with a significant presence within the retail banking footprint and also originates loans through majority or minority owned affiliates. Mortgage loans represent loans collateralized by one-to-four-family residential real estate. These loans are typically underwritten to government agency and/or third party standards, and sold, servicing retained, to primary mortgage conduits Federal National Mortgage Association (Fannie Mae), Federal Home Loan Mortgage Corporation (Freddie Mac), Federal Home Loan Banks and third-party investors, or are securitized and issued under the Government National Mortgage Association (Ginnie Mae) program. The mortgage servicing operation performs all functions related to servicing mortgage loans—primarily those in first lien position—for various investors and for loans owned by PNC. Certain loans originated through majority or minority owned affiliates are serviced by others.

Distressed Assets Portfolio includes commercial residential development loans, cross-border leases, consumer brokered home equity loans, retail mortgages, non-prime mortgages, and residential construction loans. These loans require special servicing and management oversight given current market conditions. The majority of these loans are from acquisitions.

BlackRock is the largest publicly traded investment management firm in the world. BlackRock manages assets on behalf of institutional and individual investors worldwide through a variety of equity, fixed income, multi-asset class, alternative and cash management separate accounts and funds, including iShares®, the global product leader in exchange traded funds. In addition, BlackRock provides market risk management, financial markets advisory and enterprise investment system services globally to a broad base of clients. At December 31, 2010, our share of BlackRock’s earnings was 19%.

THE PNC FINANCIAL SERVICES GROUP, INC.

Summary of Business Segment Income and Revenue (Unaudited) (a) (b)

	Three months ended					Year ended
In millions	December 31 2010	September 30 2010	June 30 2010	March 31 2010	December 31 2009	December 31 2010	December 31 2009
Income (Loss)
Retail Banking	$43	$(7)	$80	$24	$(25)	$140	$136
Corporate & Institutional Banking	540	427	443	360	415	1,770	1,190
Asset Management Group	29	44	28	40	23	141	105
Residential Mortgage Banking	3	98	92	82	25	275	435
Distressed Assets Portfolio	(72)	17	(81)	72	(88)	(64)	84
Other, including BlackRock (b) (c) (d)	277	196	219	70	753	762	408

Income from continuing operations before noncontrolling interests	$820	$775	$781	$648	$1,103	$3,024	$2,358

Revenue
Retail Banking	$1,275	$1,355	$1,387	$1,359	$1,379	$5,376	$5,721
Corporate & Institutional Banking	1,371	1,070	1,219	1,248	1,377	4,908	5,266
Asset Management Group	225	217	219	229	218	890	919
Residential Mortgage Banking	229	285	255	234	176	1,003	1,328
Distressed Assets Portfolio	198	244	346	337	221	1,125	1,153
Other, including BlackRock (b) (c) (d)	605	427	486	356	1,515	1,874	1,841

Revenue from continuing operations	$3,903	$3,598	$3,912	$3,763	$4,886	$15,176	$16,228

(a)	Our business information is presented based on our management accounting practices and our management structure. We refine our methodologies from time to time as our management accounting practices are enhanced and our business and management structure change. Certain prior period amounts have been reclassified to reflect current methodologies and our current business and management structure. Amounts are presented on a continuing operations basis and therefore exclude the earnings and revenue attributable to GIS, including the gain on the sale of GIS, which closed July 1, 2010.
(b)	We consider BlackRock to be a separate reportable business segment but have combined its results with Other for this presentation. Our 2010 Form 10-K will include additional information regarding BlackRock.
(c)	Includes earnings and gains or losses related to PNC’s equity interest in BlackRock, integration costs, asset and liability management activities including net securities gains or losses, other than temporary impairment of debt securities and certain trading activities, equity management activities, exited businesses, differences between business segment performance reporting and financial statement reporting under generally accepted accounting principles (GAAP), corporate overhead and intercompany eliminations.
(d)	Amounts for the fourth quarter and full year 2010 include the $160 million gain ($102 million after taxes) related to our gain on the sale of a portion of our shares of BlackRock stock as part of BlackRock’s November 2010 secondary offering of common stock and amounts for the fourth quarter and full year 2009 include the $1.076 billion gain ($687 million after taxes) related to BlackRock’s December 1, 2009 acquisition of BGI. PNC sold 7.5 million shares of BlackRock common stock in the November 2010 transaction.

	December 31 2010	September 30 2010	June 30 2010	March 31 2010	December 31 2009
Period-end Employees
Full-time employees
Retail Banking	20,925	21,203	21,380	21,522	21,416
Corporate & Institutional Banking	3,756	3,660	3,601	3,760	3,746
Asset Management Group	3,001	2,971	2,960	2,995	2,969
Residential Mortgage Banking	3,539	3,339	3,348	3,340	3,267
Distressed Assets Portfolio	167	170	179	178	175
Other
Operations & Technology	8,712	8,689	8,949	9,259	9,249
Staff Services and Other (e)	4,717	4,588	9,073	9,059	8,939

Total Other	13,429	13,277	18,022	18,318	18,188

Total full-time employees	44,817	44,620	49,490	50,113	49,761

Retail Banking part-time employees	4,965	4,799	4,790	4,798	4,737
Other part-time employees	987	974	1,104	1,187	1,322

Total part-time employees	5,952	5,773	5,894	5,985	6,059

Total	50,769	50,393	55,384	56,098	55,820

The period end employee statistics reflect staff directly employed by the respective business and exclude operations, technology and staff services employees.

(e)	Includes employees of GIS totaling 4,528 at June 30, 2010; 4,573 at March 31, 2010; and 4,450 at December 31, 2009. We sold GIS effective July 1, 2010.

THE PNC FINANCIAL SERVICES GROUP, INC.

Retail Banking (Unaudited) (a)

	Three months ended					Year ended
Dollars in millions	December 31 2010 (b)	September 30 2010 (b)	June 30 2010 (b)	March 31 2010 (b)	December 31 2009	December 31 2010 (b)	December 31 2009 (c)
INCOME STATEMENT
Net interest income	$825	$858	$879	$871	$833	$3,433	$3,522
Noninterest income
Service charges on deposits	125	157	204	195	229	681	930
Brokerage	51	53	55	53	59	212	245
Consumer services	239	242	223	208	224	912	886
Other	35	45	26	32	34	138	138

Total noninterest income	450	497	508	488	546	1,943	2,199

Total revenue	1,275	1,355	1,387	1,359	1,379	5,376	5,721
Provision for credit losses	157	327	280	339	409	1,103	1,330
Noninterest expense	1,047	1,038	994	975	1,011	4,054	4,169

Pretax earnings (loss)	71	(10)	113	45	(41)	219	222
Income taxes (benefit)	28	(3)	33	21	(16)	79	86

Earnings (loss)	$43	$(7)	$80	$24	$(25)	$140	$136

AVERAGE BALANCE SHEET
Loans
Consumer
Home equity	$26,189	$26,289	$26,510	$26,821	$27,107	$26,450	$27,403
Indirect	4,013	3,962	3,944	3,973	3,998	3,973	4,036
Education	8,758	8,817	8,342	8,060	6,656	8,497	5,625
Credit cards	3,827	3,901	3,948	4,079	2,503	3,938	2,239
Other	1,840	1,805	1,776	1,793	1,790	1,804	1,791

Total consumer	44,627	44,774	44,520	44,726	42,054	44,662	41,094
Commercial and commercial real estate	10,928	11,118	11,307	11,487	11,766	11,208	12,306
Floor plan	1,482	1,267	1,299	1,296	1,137	1,336	1,264
Residential mortgage	1,390	1,528	1,683	1,800	1,899	1,599	2,064

Total loans	58,427	58,687	58,809	59,309	56,856	58,805	56,728
Goodwill and other intangible assets	5,803	5,837	5,872	5,935	5,882	5,861	5,842
Other assets	1,738	2,070	2,913	2,722	2,697	2,358	2,750

Total assets	$65,968	$66,594	$67,594	$67,966	$65,435	$67,024	$65,320

Deposits
Noninterest-bearing demand	$17,723	$17,144	$17,240	$16,776	$16,516	$17,223	$16,308
Interest-bearing demand	20,140	19,767	19,977	19,212	18,446	19,776	18,357
Money market	40,362	40,148	40,283	39,699	39,374	40,125	39,394

Total transaction deposits	78,225	77,059	77,500	75,687	74,336	77,124	74,059
Savings	7,155	7,029	7,006	6,552	6,577	6,938	6,610
Certificates of deposit	37,949	40,378	42,313	45,614	48,338	41,539	53,145

Total deposits	123,329	124,466	126,819	127,853	129,251	125,601	133,814
Other liabilities	1,106	1,463	1,673	1,671	27	1,477	51
Capital	7,967	8,043	8,326	8,195	8,301	8,132	8,497

Total liabilities and equity	$132,402	$133,972	$136,818	$137,719	$137,579	$135,210	$142,362

PERFORMANCE RATIOS
Return on average capital	2%	—%	4%	1%	(1)%	2%	2%
Return on average assets	.26	(.04)	.47	.14	(.15)	.21	.21
Noninterest income to total revenue	35	37	37	36	40	36	38
Efficiency	82	77	72	72	73	75	73

(a)	See note (a) on page 13.
(b)	Information for 2010 reflects the impact of the consolidation in our financial statements for the securitized portfolio of approximately $1.6 billion of credit card loans effective January 1, 2010.
(c)	PNC completed the required divestiture of 61 branches in early September 2009. Amounts for periods prior to the divestiture included the impact of those branches.

THE PNC FINANCIAL SERVICES GROUP, INC.

Retail Banking (Unaudited) (Continued)

	Three months ended					Year ended
Dollars in millions, except as noted	December 31 2010	September 30 2010	June 30 2010	March 31 2010	December 31 2009	December 31 2010	December 31 2009 (a)
OTHER INFORMATION (b)
Credit-related statistics:
Commercial nonperforming assets	$297	$262	$297	$324	$324
Consumer nonperforming assets (c)	422	400	336	276	284

Total nonperforming assets	$719	$662	$633	$600	$608

Impaired loans (d)	$895	$939	$974	$1,013	$1,056

Commercial lending net charge-offs	$49	$85	$100	$96	$173	$330	$415
Credit card lending net charge-offs (c)	68	63	89	96	57	316	209
Consumer lending (excluding credit card) net charge-offs	108	99	109	108	109	424	402

Total net charge-offs	$225	$247	$298	$300	$339	$1,070	$1,026

Commercial lending annualized net charge-off ratio	1.57%	2.72%	3.18%	3.05%	5.32%	2.63%	3.06%
Credit card lending annualized net charge-off ratio (c)	7.05%	6.41%	9.04%	9.54%	9.03%	8.02%	9.33%
Consumer lending (excluding credit card) annualized net charge-off ratio	1.02%	.93%	1.03%	1.03%	1.04%	1.00%	.98%

Total annualized net charge-off ratio	1.53%	1.67%	2.03%	2.05%	2.37%	1.82%	1.81%

Home equity portfolio credit statistics:
% of first lien positions (e)	36%	35%	35%	34%	35%
Weighted average loan-to-value ratios (e)	73%	73%	73%	73%	74%
Weighted average FICO scores (f)	726	725	727	725	727
Annualized net charge-off ratio	.97%	.90%	1.01%	.70%	.90%	.90%	.75%
Loans 30 - 89 days past due	.79%	.79%	.74%	.74%	.78%
Loans 90 days past due	1.02%	.94%	.91%	.85%	.76%

Other statistics:
ATMs	6,673	6,626	6,539	6,467	6,473
Branches (g)	2,470	2,461	2,458	2,461	2,513

Customer-related statistics:
Retail Banking checking relationships (h)	5,465,000	5,438,000	5,389,000	5,379,000	5,390,000
Retail online banking active customers	3,057,000	2,968,000	2,774,000	2,782,000	2,743,000
Retail online bill payment active customers	977,000	942,000	870,000	826,000	780,000

Brokerage statistics:
Financial consultants (i)	694	713	711	722	704
Full service brokerage offices	34	40	41	41	40
Brokerage account assets (billions)	$33	$31	$31	$33	$32

(a)	PNC completed the required divestiture of 61 branches in early September 2009. Amounts for periods prior to the divestiture included the impact of those branches.
(b)	Presented as of period end, except for net charge-offs and annualized net charge-off ratios, which are for the three months and year ended, respectively.
(c)	Information for 2010 reflects the impact of the consolidation in our financial statements for the securitized portfolio of approximately $1.6 billion of credit card loans effective January 1, 2010. In addition, the declines as of September 30, 2010 in credit card lending net charge-offs and the credit card lending annualized net charge-off ratio were primarily due to the alignment of charge-off policies within the consolidated portfolio post-conversion.
(d)	Recorded investment of purchased impaired loans related to acquisitions.
(e)	Includes loans from acquired portfolios for which lien position and loan-to-value information is not available.
(f)	Represents the most recent FICO scores we have on file.
(g)	Excludes certain satellite branches that provide limited products and/or services.
(h)	Retail checking relationships for prior periods have been adjusted to be consistent with the current period presentation. The prior amounts were refined subsequent to the completion of application system conversion activities related to the National City acquisition.
(i)	Financial consultants provide services in full service brokerage offices and PNC traditional branches.

THE PNC FINANCIAL SERVICES GROUP, INC.

Corporate & Institutional Banking (Unaudited) (a)

	Three months ended					Year ended
Dollars in millions, except as noted	December 31 2010 (g)	September 30 2010 (g)	June 30 2010 (g)	March 31 2010 (g)	December 31 2009	December 31 2010 (g)	December 31 2009
INCOME STATEMENT
Net interest income	$912	$833	$923	$877	$1,009	$3,545	$3,833
Noninterest income
Corporate service fees	334	148	237	242	235	961	915
Other	125	89	59	129	133	402	518

Noninterest income	459	237	296	371	368	1,363	1,433

Total revenue	1,371	1,070	1,219	1,248	1,377	4,908	5,266
Provision for (recoveries of) credit losses	18	(48)	97	236	283	303	1,603
Noninterest expense	505	446	421	445	444	1,817	1,800

Pretax earnings	848	672	701	567	650	2,788	1,863
Income taxes	308	245	258	207	235	1,018	673

Earnings	$540	$427	$443	$360	$415	$1,770	$1,190

AVERAGE BALANCE SHEET
Loans
Commercial	$31,819	$32,119	$32,937	$34,024	$33,481	$32,717	$37,426
Commercial real estate	15,035	15,897	17,008	17,961	18,747	16,466	19,195
Commercial - real estate related	3,254	3,021	2,901	3,128	3,328	3,076	3,772
Asset-based lending	6,893	6,362	6,065	5,940	6,051	6,318	6,344
Equipment lease financing	5,603	5,747	5,262	5,318	5,368	5,484	5,390

Total loans	62,604	63,146	64,173	66,371	66,975	64,061	72,127
Goodwill and other intangible assets	3,449	3,553	3,660	3,795	3,736	3,613	3,583
Loans held for sale	1,644	1,427	1,408	1,410	1,534	1,473	1,679
Other assets	8,890	8,726	7,711	7,940	7,395	8,320	7,300

Total assets	$76,587	$76,852	$76,952	$79,516	$79,640	$77,467	$84,689

Deposits
Noninterest-bearing demand	$27,544	$25,259	$23,715	$22,271	$23,484	$24,713	$19,948
Money market	11,880	12,105	12,380	12,253	10,573	12,153	9,697
Other	6,632	6,833	6,856	7,610	8,728	6,980	7,911

Total deposits	46,056	44,197	42,951	42,134	42,785	43,846	37,556
Other liabilities	13,155	12,937	10,797	10,870	8,408	11,949	9,118
Capital	7,613	7,237	7,913	7,633	7,916	7,598	7,837

Total liabilities and equity	$66,824	$64,371	$61,661	$60,637	$59,109	$63,393	$54,511

PERFORMANCE RATIOS
Return on average capital	28%	23%	22%	19%	21%	23%	15%
Return on average assets	2.80	2.20	2.31	1.84	2.07	2.28	1.41
Noninterest income to total revenue	33	22	24	30	27	28	27
Efficiency	37	42	35	36	32	37	34

COMMERCIAL MORTGAGE
SERVICING PORTFOLIO (in billions)
Beginning of period	$263	$265	$282	$287	$275	$287	$270
Acquisitions/additions	12	8	7	8	19	35	50
Repayments/transfers	(9)	(10)	(24)	(13)	(7)	(56)	(33)

End of period	$266	$263	$265	$282	$287	$266	$287

OTHER INFORMATION
Consolidated revenue from: (b)
Treasury Management	$306	$319	$302	$298	$296	$1,225	$1,137
Capital Markets	$207	$119	$128	$164	$187	$618	$533
Commercial mortgage loans held for sale (c)	$9	$24	($2)	$27	$67	$58	$205
Commercial mortgage loan servicing (d)	107	(40)	49	88	66	204	280

Total commercial mortgage banking activities	$116	$(16)	$47	$115	$133	$262	$485
Total loans (e)	$63,609	$62,388	$63,910	$65,076	$66,206
Credit-related statistics:
Nonperforming assets (e)	$2,594	$3,064	$3,103	$3,343	$3,167
Impaired loans (e) (f)	$714	$890	$923	$1,033	$1,075
Net charge-offs	$349	$211	$243	$271	$341	$1,074	$1,052
Net carrying amount of commercial mortgage servicing rights (e)	$665	$616	$722	$921	$921

(a)	See note (a) on page 13.
(b)	Represents consolidated PNC amounts.
(c)	Includes valuations on commercial mortgage loans held for sale and related commitments, derivative valuations, origination fees, gains on sale of loans held for sale and net interest income on loans held for sale.
(d)	Includes net interest income and noninterest income from loan servicing and ancillary services, and commercial MSR valuations.
(e)	Presented as of period end.
(f)	Recorded investment of purchased impaired loans related to acquisitions.
(g)	Reflects the impact of consolidating Market Street Funding LLC in our financial statements effective January 1, 2010 which for the year ended December 31, 2010 included $1.5 billion of loans, net of eliminations, and $2.6 billion of commercial paper borrowings included in Other Liabilities.

THE PNC FINANCIAL SERVICES GROUP, INC.

Asset Management Group (Unaudited) (a)

	Three months ended					Year ended
Dollars in millions, except as noted	December 31 2010	September 30 2010	June 30 2010	March 31 2010	December 31 2009	December 31 2010	December 31 2009
INCOME STATEMENT
Net interest income	$66	$67	$65	$65	$67	$263	$308
Noninterest income	159	150	154	164	151	627	611

Total revenue	225	217	219	229	218	890	919
Provision for (recoveries of) credit losses	9	(12)	14	9	25	20	97
Noninterest expense	170	160	160	157	155	647	654

Pretax earnings	46	69	45	63	38	223	168
Income taxes	17	25	17	23	15	82	63

Earnings	$29	$44	$28	$40	$23	$141	$105

AVERAGE BALANCE SHEET
Loans
Consumer	$4,084	$4,021	$4,004	$3,994	$4,044	$4,026	$3,957
Commercial and commercial real estate	1,499	1,520	1,491	1,496	1,511	1,501	1,639
Residential mortgage	723	802	915	964	1,000	850	1,078

Total loans	6,306	6,343	6,410	6,454	6,555	6,377	6,674
Goodwill and other intangible assets	384	394	403	415	416	399	407
Other assets	271	235	248	227	209	246	239

Total assets	$6,961	$6,972	$7,061	$7,096	$7,180	$7,022	$7,320

Deposits
Noninterest-bearing demand	$1,432	$1,364	$1,268	$1,229	$1,127	$1,324	$1,091
Interest-bearing demand	2,033	1,869	1,735	1,699	1,674	1,835	1,582
Money market	3,393	3,258	3,261	3,217	3,134	3,283	3,208

Total transaction deposits	6,858	6,491	6,264	6,145	5,935	6,442	5,881
Certificates of deposit and other	694	715	769	818	918	748	1,076

Total deposits	7,552	7,206	7,033	6,963	6,853	7,190	6,957
Other liabilities	74	80	92	111	114	89	104
Capital	502	512	567	553	531	534	569

Total liabilities and equity	$8,128	$7,798	$7,692	$7,627	$7,498	$7,813	$7,630

PERFORMANCE RATIOS
Return on average capital	23%	34%	20%	29%	17%	26%	18%
Return on average assets	1.65	2.50	1.59	2.29	1.27	2.01	1.43
Noninterest income to total revenue	71	69	70	72	69	70	66
Efficiency	76	74	73	69	71	73	71

OTHER INFORMATION
Total nonperforming assets (b)	$90	$102	$114	$139	$155
Impaired loans (b) (c)	$146	$155	$182	$191	$198
Total net charge-offs	$21	$1	$16	$4	$22	$42	$63

ASSETS UNDER ADMINISTRATION (in billions) (b) (d)
Personal	$99	$95	$92	$96	$94
Institutional	113	111	107	113	111

Total	$212	$206	$199	$209	$205

Asset Type
Equity	$115	$107	$98	$104	$100
Fixed income	63	66	64	59	58
Liquidity/Other	34	33	37	46	47

Total	$212	$206	$199	$209	$205

Discretionary assets under management
Personal	$69	$67	$65	$69	$67
Institutional	39	38	34	36	36

Total	$108	$105	$99	$105	$103

Asset Type
Equity	$55	$51	$46	$51	$49
Fixed income	36	38	36	35	34
Liquidity/Other	17	16	17	19	20

Total	$108	$105	$99	$105	$103

Nondiscretionary assets under administration
Personal	$30	$28	$27	$27	$27
Institutional	74	73	73	77	75

Total	$104	$101	$100	$104	$102

Asset Type
Equity	$60	$56	$52	$53	$51
Fixed income	27	28	28	24	24
Liquidity/Other	17	17	20	27	27

Total	$104	$101	$100	$104	$102

(a)	See note (a) on page 13.
(b)	As of period end.
(c)	Recorded investment of purchased impaired loans related to acquisitions.
(d)	Excludes brokerage account assets.

THE PNC FINANCIAL SERVICES GROUP, INC.

Residential Mortgage Banking (Unaudited) (a)

	Three months ended					Year ended
Dollars in millions, except as noted	December 31 2010	September 30 2010	June 30 2010	March 31 2010	December 31 2009	December 31 2010	December 31 2009
INCOME STATEMENT
Net interest income	$61	$53	$73	$80	$71	$267	$332
Noninterest income
Loan servicing revenue
Servicing fees	46	61	66	69	51	242	222
Net MSR hedging gains	47	86	66	46	35	245	355
Loan sales revenue	66	77	49	39	26	231	435
Other	9	8	1		(7)	18	(16)

Total noninterest income	168	232	182	154	105	736	996

Total revenue	229	285	255	234	176	1,003	1,328
Provision for (recoveries of) credit losses	8	21	(8)	(16)	(7)	5	(4)
Noninterest expense	216	119	109	121	142	565	632

Pretax earnings	5	145	154	129	41	433	700
Income taxes	2	47	62	47	16	158	265

Earnings	$3	$98	$92	$82	$25	$275	$435

AVERAGE BALANCE SHEET
Portfolio loans	$2,667	$2,572	$2,540	$2,820	$2,479	$2,649	$1,957
Loans held for sale	1,731	1,427	1,148	974	1,333	1,322	2,204
Mortgage servicing rights (MSR)	863	863	1,084	1,264	1,236	1,017	1,297
Other assets	5,008	4,302	3,914	3,797	3,761	4,259	2,962

Total assets	$10,269	$9,164	$8,686	$8,855	$8,809	$9,247	$8,420

Deposits	$2,089	$2,108	$3,088	$3,602	$3,628	$2,716	$4,135
Borrowings and other liabilities	3,444	2,740	2,817	2,279	3,110	2,823	2,924
Capital	842	880	1,309	1,781	1,471	1,200	1,359

Total liabilities and equity	$6,375	$5,728	$7,214	$7,662	$8,209	$6,739	$8,418

PERFORMANCE RATIOS
Return on average capital	1%	44%	28%	19%	7%	23%	32%
Return on average assets	.12	4.24	4.25	3.76	1.13	2.97	5.17
Noninterest income to total revenue	73	81	71	66	60	73	75
Efficiency	94	42	43	52	81	56	48

OTHER INFORMATION
Servicing portfolio for others (in billions) (b)	$125	$131	$137	$141	$145
Fixed rate	89%	89%	89%	89%	88%
Adjustable rate/balloon	11%	11%	11%	11%	12%
Weighted average interest rate	5.62%	5.69%	5.74%	5.79%	5.82%
MSR capitalized value (in billions)	$1.0	$.8	$1.0	$1.3	$1.3
MSR capitalization value (in basis points)	82	60	71	90	91
Weighted average servicing fee (in basis points)	30	30	30	30	30
Loan origination volume (in billions)	$3.5	$2.7	$2.3	$2.0	$2.3	$10.5	$19.1
Percentage of originations represented by:
Agency and government programs	99%	99%	99%	98%	96%	99%	97%
Refinance volume	83%	76%	58%	73%	59%	74%	72%
Total nonperforming assets (b)	$349	$327	$326	$418	$370
Impaired loans (b) (c)	$161	$173	$168	$298	$369

(a)	See note (a) on page 13.
(b)	As of period end.
(c)	Recorded investment of purchased impaired loans related to acquisitions.

THE PNC FINANCIAL SERVICES GROUP, INC.

Distressed Assets Portfolio (Unaudited) (a)

	Three months ended					Year ended
Dollars in millions, except as noted	December 31 2010	September 30 2010	June 30 2010	March 31 2010	December 31 2009	December 31 2010	December 31 2009
INCOME STATEMENT
Net interest income	$253	$279	$347	$338	$218	$1,217	$1,079
Noninterest income	(55)	(35)	(1)	(1)	3	(92)	74

Total revenue	198	244	346	337	221	1,125	1,153
Provision for credit losses	231	176	404	165	314	976	771
Noninterest expense	81	46	65	58	49	250	246

Pretax earnings (loss)	(114)	22	(123)	114	(142)	(101)	136
Income taxes (benefit)	(42)	5	(42)	42	(54)	(37)	52

Earnings (loss)	$(72)	$17	$(81)	$72	$(88)	$(64)	$84

AVERAGE BALANCE SHEET
Commercial lending:
Commercial/Commercial real estate	$1,840	$2,088	$2,442	$2,599	$2,812	$2,240	$3,384
Equipment lease financing	759	753	807	803	800	781	818

Total commercial lending	2,599	2,841	3,249	3,402	3,612	3,021	4,202

Consumer lending:
Consumer	5,903	6,144	6,350	6,573	6,698	6,240	7,101
Residential real estate	6,845	7,205	8,120	8,190	8,574	7,585	9,813

Total consumer lending	12,748	13,349	14,470	14,763	15,272	13,825	16,914

Total loans	15,347	16,190	17,719	18,165	18,884	16,846	21,116
Other assets	15	555	797	1,342	1,633	671	1,728

Total assets	$15,362	$16,745	$18,516	$19,507	$20,517	$17,517	$22,844

Deposits		$2	$180	$85	$29	$64	$39
Other liabilities	$109	102	77	55	70	90	92
Capital	1,231	1,187	1,514	1,353	1,568	1,321	1,574

Total liabilities and equity	$1,340	$1,291	$1,771	$1,493	$1,667	$1,475	$1,705

PERFORMANCE RATIOS
Return on average capital	(23)%	6%	(21)%	22%	(22)%	(5)%	5%
Return on average assets	(1.86)	.40	(1.75)	1.50	(1.70)	(.37)	.37

OTHER INFORMATION
Nonperforming assets (b)	$1,243	$1,218	$1,436	$1,777	$1,787
Impaired loans (b) (c)	$5,879	$6,001	$6,867	$7,124	$7,577
Net charge-offs	$183	$107	$276	$111	$121	$677	$544
Annualized net charge-off ratio	4.73%	2.62%	6.25%	2.48%	2.54%	4.02%	2.58%

LOANS (in billions) (b)
Commercial lending:
Commercial / Commercial real estate	$1,684	$1,911	$2,282	$2,641	$2,561
Equipment lease financing	764	757	757	806	805

Total commercial lending	2,448	2,668	3,039	3,447	3,366

Consumer lending:
Consumer	5,769	6,011	6,323	6,511	6,673
Residential real estate	6,564	7,014	7,911	8,105	8,467

Total consumer lending	12,333	13,025	14,234	14,616	15,140

Total loans	$14,781	$15,693	$17,273	$18,063	$18,506

(a)	See note (a) on page 13.
(b)	As of period end.
(c)	Recorded investment of purchased impaired loans related to acquisitions.

THE PNC FINANCIAL SERVICES GROUP, INC.

Glossary of Terms

Accretable net interest (Accretable yield) - The excess of cash flows expected to be collected on a purchased impaired loan over the carrying value of the loan. The accretable net interest is recognized into interest income over the remaining life of the loan using the constant effective yield method.

Adjusted average total assets - Primarily comprised of total average quarterly (or annual) assets plus (less) unrealized losses (gains) on investment securities, less goodwill and certain other intangible assets (net of eligible deferred taxes).

Annualized - Adjusted to reflect a full year of activity.

Assets under management - Assets over which we have sole or shared investment authority for our customers/clients. We do not include these assets on our Consolidated Balance Sheet.

Basis point - One hundredth of a percentage point.

Cash recoveries - Cash recoveries used in the context of purchased impaired loans represent cash payments from customers that exceeded the recorded investment of the designated impaired loan.

Charge-off - Process of removing a loan or portion of a loan from our balance sheet because it is considered uncollectible. We also record a charge-off when a loan is transferred from portfolio holdings to held for sale by reducing the loan carrying amount to the fair value of the loan, if fair value is less than carrying amount.

Common shareholders’ equity to total assets - Common shareholders’ equity divided by total assets. Common shareholders’ equity equals total shareholders’ equity less the liquidation value of preferred stock.

Credit spread - The difference in yield between debt issues of similar maturity. The excess of yield attributable to credit spread is often used as a measure of relative creditworthiness, with a reduction in the credit spread reflecting an improvement in the borrower’s perceived creditworthiness.

Derivatives - Financial contracts whose value is derived from changes in publicly traded securities, interest rates, currency exchange rates or market indices. Derivatives cover a wide assortment of financial contracts, including but not limited to forward contracts, futures, options and swaps.

Duration of equity - An estimate of the rate sensitivity of our economic value of equity. A negative duration of equity is associated with asset sensitivity (i.e., positioned for rising interest rates), while a positive value implies liability sensitivity (i.e., positioned for declining interest rates). For example, if the duration of equity is +1.5 years, the economic value of equity declines by 1.5% for each 100 basis point increase in interest rates.

Earning assets - Assets that generate income, which include: Federal funds sold; resale agreements; trading securities; interest-earning deposits with banks; loans held for sale; loans; investment securities; and certain other assets.

Economic capital - Represents the amount of resources that a business segment should hold to guard against potentially large losses that could cause insolvency. It is based on a measurement of economic risk, as opposed to risk as defined by regulatory bodies. The economic capital measurement process involves converting a risk distribution to the capital that is required to support the risk, consistent with our target credit rating. As such, economic risk serves as a “common currency” of risk that allows us to compare different risks on a similar basis.

Effective duration - A measurement, expressed in years, that, when multiplied by a change in interest rates, would approximate the percentage change in value of on- and off- balance sheet positions.

Efficiency - Noninterest expense divided by total revenue.

THE PNC FINANCIAL SERVICES GROUP, INC.

Fair value - The price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

Funds transfer pricing - A management accounting methodology designed to recognize the net interest income effects of sources and uses of funds provided by the assets and liabilities of a business segment. We assign these balances LIBOR-based funding rates at origination that represent the interest cost for us to raise/invest funds with similar maturity and repricing structures.

Futures and forward contracts - Contracts in which the buyer agrees to purchase and the seller agrees to deliver a specific financial instrument at a predetermined price or yield. May be settled either in cash or by delivery of the underlying financial instrument.

GAAP - Accounting principles generally accepted in the United States of America.

Investment securities - Collectively, securities available for sale and securities held to maturity.

Leverage ratio - Tier 1 risk-based capital divided by adjusted average total assets.

LIBOR - Acronym for London InterBank Offered Rate. LIBOR is the average interest rate charged when banks in the London wholesale money market (or interbank market) borrow unsecured funds from each other. LIBOR rates are used as a benchmark for interest rates on a global basis.

Net interest income from loans and deposits - A management accounting assessment, using funds transfer pricing methodology, of the net interest contribution from loans and deposits.

Net interest margin - Annualized taxable-equivalent net interest income divided by average earning assets.

Nonaccretable difference - Contractually required payments receivable on a purchased impaired loan in excess of the cash flows expected to be collected.

Nondiscretionary assets under administration - Assets we hold for our customers/clients in a non-discretionary, custodial capacity. We do not include these assets on our Consolidated Balance Sheet.

Nonperforming assets - Nonperforming assets include nonaccrual loans, certain troubled debt restructured loans, foreclosed assets and other assets. We do not accrue interest income on assets classified as nonperforming.

Nonperforming loans - Loans for which we do not accrue interest income. Nonperforming loans include loans to commercial, commercial real estate, equipment lease financing, consumer, and residential mortgage customers and construction customers as well as troubled debt restructured loans. Nonperforming loans do not include loans held for sale or foreclosed and other assets. Nonperforming loans do not include purchased impaired loans as we are currently accreting interest income over the expected life of the loans.

Notional amount - A number of currency units, shares, or other units specified in a derivative contract.

Operating leverage - The period to period dollar or percentage change in total revenue (GAAP basis) less the dollar or percentage change in noninterest expense. A positive variance indicates that revenue growth exceeded expense growth (i.e., positive operating leverage) while a negative variance implies expense growth exceeded revenue growth (i.e., negative operating leverage).

THE PNC FINANCIAL SERVICES GROUP, INC.

Other-than-temporary impairment (OTTI) - When the fair value of a security is less than its amortized cost basis, an assessment is performed to determine whether the impairment is other-than-temporary. If we intend to sell the security or more likely than not will be required to sell the security before recovery of its amortized cost basis less any current-period credit loss, an other-than-temporary impairment is considered to have occurred. In such cases, an other-than-temporary impairment is recognized in earnings equal to the entire difference between the investment’s amortized cost basis and its fair value at the balance sheet date. Further, if we do not expect to recover the entire amortized cost of the security, an other-than-temporary impairment is considered to have occurred. However for debt securities, if we do not intend to sell the security and it is not more likely than not that we will be required to sell the security before its recovery, the other-than-temporary loss is separated into (a) the amount representing the credit loss, and (b) the amount related to all other factors. The other-than-temporary impairment related to credit losses is recognized in earnings while the amount related to all other factors is recognized in other comprehensive income, net of tax.

Pretax, pre-provision earnings from continuing operations - Total revenue less noninterest expense, both from continuing operations.

Provision-adjusted net interest margin - Net interest margin less the ratio of the annualized provision for credit losses to average interest-earning assets.

Purchase accounting accretion - Accretion of the discounts and premiums on acquired assets and liabilities. The purchase accounting accretion is recognized in net interest income over the weighted average life of the financial instruments using the constant effective yield method.

Purchased impaired loans - Acquired loans determined to be credit impaired under FASB ASC 310-30 (AICPA SOP 03-3). Loans are determined to be impaired if there is evidence of credit deterioration since origination and for which it is probable that all contractually required payments will not be collected.

Recorded investment - The initial investment of a purchased impaired loan plus interest accretion and less any cash payments and writedowns to date. The recorded investment excludes any valuation allowance which is included in our allowance for loan and lease losses.

Recovery - Cash proceeds received on a loan that we had previously charged off. We credit the amount received to the allowance for loan and lease losses.

Residential development loans - Project-specific loans to commercial customers for the construction or development of residential real estate including land, single family homes, condominiums and other residential properties. This would exclude loans to commercial customers where proceeds are for general corporate purposes whether or not such facilities are secured.

Residential mortgage servicing rights hedge gains / (losses), net - We have elected to measure acquired or originated residential mortgage servicing rights (MSRs) at fair value under GAAP. We employ a risk management strategy designed to protect the economic value of MSRs from changes in interest rates. This strategy utilizes securities and a portfolio of derivative instruments to hedge changes in the fair value of MSRs arising from changes in interest rates. These financial instruments are expected to have changes in fair value which are negatively correlated to the change in fair value of the MSR portfolio. Net MSR hedge gains/ (losses) represent the change in the fair value of MSRs, exclusive of changes due to time decay and payoffs, combined with the change in the fair value of the associated securities and derivative instruments.

Return on average assets - Annualized net income divided by average assets.

Return on average capital - Annualized net income divided by average capital.

Return on average common shareholders’ equity - Annualized net income less preferred stock dividends, including preferred stock discount accretion and redemptions, divided by average common shareholders’ equity.

Risk-weighted assets - Computed by the assignment of specific risk-weights (as defined by the Board of Governors of the Federal Reserve System) to assets and off-balance sheet instruments.

Securitization - The process of legally transforming financial assets into securities.

Servicing rights - An intangible asset or liability created by an obligation to service assets for others. Typical servicing rights include the right to receive a fee for collecting and forwarding payments on loans and related taxes and insurance premiums held in escrow.

THE PNC FINANCIAL SERVICES GROUP, INC.

Taxable-equivalent interest - The interest income earned on certain assets is completely or partially exempt from Federal income tax. As such, these tax-exempt instruments typically yield lower returns than taxable investments. To provide more meaningful comparisons of yields and margins for all interest-earning assets, we use interest income on a taxable-equivalent basis in calculating average yields and net interest margins by increasing the interest income earned on tax-exempt assets to make it fully equivalent to interest income earned on other taxable investments. This adjustment is not permitted under GAAP on the Consolidated Income Statement.

Tier 1 common capital - Tier 1 risk-based capital, less preferred equity, less trust preferred capital securities, and less noncontrolling interests.

Tier 1 common capital ratio - Tier 1 common capital divided by period-end risk-weighted assets.

Tier 1 risk-based capital - Total shareholders’ equity, plus trust preferred capital securities, plus certain noncontrolling interests that are held by others; less goodwill and certain other intangible assets (net of eligible deferred taxes relating to taxable and nontaxable combinations), less equity investments in nonfinancial companies less ineligible servicing assets and less net unrealized holding losses on available for sale equity securities. Net unrealized holding gains on available for sale equity securities, net unrealized holding gains (losses) on available for sale debt securities and net unrealized holding gains (losses) on cash flow hedge derivatives are excluded from total shareholders’ equity for Tier 1 risk-based capital purposes.

Tier 1 risk-based capital ratio - Tier 1 risk-based capital divided by period-end risk-weighted assets.

Total equity - Total shareholders’ equity plus noncontrolling interests.

Total risk-based capital - Tier 1 risk-based capital plus qualifying subordinated debt and trust preferred securities, other noncontrolling interest not qualified as Tier 1, eligible gains on available for sale equity securities and the allowance for loan and lease losses, subject to certain limitations.

Total risk-based capital ratio - Total risk-based capital divided by period-end risk-weighted assets.

Transaction deposits - The sum of interest-bearing money market deposits, interest-bearing demand deposits, and noninterest-bearing deposits.

Troubled debt restructuring - A restructuring of a loan whereby the lender for economic or legal reasons related to the borrower’s financial difficulties grants a concession to the borrower that the lender would not otherwise consider.

Watchlist - A list of criticized loans, credit exposure or other assets compiled for internal monitoring purposes. We define criticized exposure for this purpose as exposure with an internal risk rating of other assets especially mentioned, substandard, doubtful or loss.

Yield curve - A graph showing the relationship between the yields on financial instruments or market indices of the same credit quality with different maturities. For example, a “normal” or “positive” yield curve exists when long-term bonds have higher yields than short-term bonds. A “flat” yield curve exists when yields are the same for short-term and long-term bonds. A “steep” yield curve exists when yields on long-term bonds are significantly higher than on short-term bonds. An “inverted” or “negative” yield curve exists when short-term bonds have higher yields than long-term bonds.